Exhibit 10.1

                                    AGREEMENT
          BETWEEN THE RESEARCH FOUNDATION OF THE CITY UNIVERSITY OF NEW
                   YORK AND MEDISCIENCE TECHNOLOGY CORPORATION


      This Agreement is made and entered into as of June 10 ,2002 (the "Effective Date"), between The Research Foundation of The City University of New York, a New York non-profit corporation having its central office at 555 W. 57th St. New York, NY 10019 U.SA ("FOUNDATION") and Medisience Technology Corporation having its principal office at 1235 Folkstone Way, Cherry Hill, NJ 08034 MEDISCENCE").

                                   WITNESSETH

WHEREAS, FOUNDATION owns certain technology and wishes to enter into an agreement for the commercialization of this technology with Mediscience, and;

WHEREAS, FOUNDATION and MEDISCIENCE previously entered into a Research Agreement ("Research Agreement") for the development and commercialization of said technology dated June 1, 1992 and amended said agreement from time to time, the last amendment being August of 2001 and;

WHEREAS. FOUNDATION and MEDISCIENCE again wish to amend terms and conditions of Research Agreement,

Now therefore, the parties agree to the following terms and conditions.

                                    ARTICLE 1
                                  DEFINITIONS

      For the purposes of this Agreement, the following words and phrases shall havethe following meanings;


1.1   FIELD  OF USE  shall  mean  all  medical  applications  of the  foundation
                                  --------------------------
      technology embodied in patent applications and/or the foundation technology defined and detailed in "Attachment A" exclusively, provided that said technology was not in the public domain at the time ft was disclosed to MEDISCIENCE.

1.2   LICENSED  PRODUCT  shall  mean  any  product,   which  embodies,   or  the
      manufacture, use or sale of which employs, any of the RFCUNY patents/ patent applications in "Attachment A" exclusively.

1.3 NET SALES shall mean MEDISCIENCE'S gross revenues from the sale or license of products to independent third parties less either;

      A- Discounts allowed in amounts customary in the trade for direct sales

      B- Sales taxes,  tariff duties and/or use taxes directly  imposed and with reference to particular sales
      C- Outbound transportation prepaid or allowed
      D- Amounts  allowed  or  credited  on  returns  or 10% of  gross  revenues whichever is greater
      E- Licensed products shall be deemed to have been sold when paid for F- For the purpose of calculating net sales the invoice cost of the entire system shall be ulillzed to the extent the system incorporates any of the technology represented in Attachment A

      1.4   "Patent  Application" shall mean ail Patent  Applications and issued
             -------------------
            Patents listed in "Attachment A", (see 1.1 and 1.2}

      1-5   " Royalties"  shall  mean  royalties  paid or payable by MEDISCIENCE
              ---------
            to FOUNDATION as described in Article 4,

      1.6   "Territory" shall mean world-wide
             ---------

                                    ARTICLE 2
                                     GRANT

      2.1 The FOUNDATION agrees to extend MEDISCIENCE'S right to exclusive, transferable worldwide, irrevocable licenses in foundation technology listed in "Attachment A". Terms and conditions of said licenses are set forth in the agreement entered into in 1992, attached hereto. Paragraph 5.G is amended to allow MEDISCIENCE a period of five (5) years from The Effective Date of this Amended agreement to offer for sale Licensed Products, embodying the technology referred to in Attachment A and subject to Article 4, herein.

      2.2 FOUNDATION retains the right to use the Technology listed in "Attachment A" for research, teaching and other educationally related purposes.

      2.3 MEDISCIENCE may grant sublicenses consistent with the terms of this Amended Agreement and the 1992 Agreement MEDISCIENCE must deliver to FOUNDATION a true and correct copy of each sublicense granted by MEDISClENCE, and any modification or termination thereof, within thirty (30) days of execution, modification, or termination, if -this Agreement is terminated, all existing sublicenses granted by MEDISCIENCE must be assigned to FOUNDATION

                                  BEST EFFORTS

      3.1 MEDISCIENCE represents to FOUNDATION that it will continue to use its best efforts to commercialize the Technology through the sale of licensed Products in the Territory. MEDISCIENCE will report its efforts to the FOUNDATION once a year.

      3.2 In the event that MEDISCIENCE fails to commercialize the Technology in "Attachment A" within five (5) years from the Effective Date as this Amended Agreement, FOUNDATION will have the right to terminate this Agreement and all FOUNDATION rights to the Technology in "Attachment A" will revert to the FOUNDATION.

                                    ARTICLE 4

                 PAYMENTS, ROYALTIES & PATENT COST REIMBURSEMENT

      4.1 in consideration of the rights granted under this Agreement, MEDISCIENCE will pay Royalties to FOUNDATION in the manner shown below:

            (a) A royalty equal to 3 1/4 % of the Net Sates of Licensed Product; without differentiation as to which patents represent what percentage of the final product.

            (b) A royalty equal to 40% of any payments received by MEDISCIENCE from a sub-licensee in connection with sates and/or licenses of licensed Product; and

            (c) SINGLE Annual License fee for all foundation patent/patent applications of "Attachment A" according to the following schedule:

                  i.    $5,000 on the second anniversary of Ms Agreement, or one
                        year  after  the   receipt  of   funding   for   product
                        development and commercialization, whichever is sooner;

                  ii $ 10,000 on the th W and fourth anniversaries of this Agreement; and

                  iii. $20,000 on the fifth and subsequent anniversaries of this agreement, unless royalties due under (a) and (b) above exceed $20,000 in which case there shall be no license fee.

      4.2 MEDISCIENCE shad pay to FOUNDATION the royalties due and payable under this Agreement quarterly, no later than sixty (60) days after December 31st and June 30* of each year. If no royalties are due, it shall be so reported.

      4.3 Amounts payable hereunder by MEDISCIENCE shall be payable irt United States funds without deductions for taxes, assessments, fees, or charges of any kind.

      4.4 MEDISCIENCE 's obligation to pay royalties to FOUNDATION shall continue for each LICENSED PRODUCT, until the expiration of the test to expire valid claim of a patent relating to such LICENSED PRODUCT.

      4.5 MEDISCIENCE shall pay all costs and maintenance fees associated with all patent applications and issued patents both foreign and domestic. MEDISCIENCE shall reimburse FOUNDATION for any and all reasonable expenses incurred by FOUNDATION in connection with the Patent Applications and Patents costs or fees that are incurred in the event of default of payment by MEDISCIENCE.

                                    ARTICLE 5
                                OUTSTANDING DEBT

      5.1   MEDISCIENCE agrees to the following financial terms and conditions;

A) MEDISCIENCE will issue MEDISCIENCE Common Shares on the basis of $.25 per share as payment of 25% ($70,807.00) of the outstanding debt owed to FOUNDATION. Two Hundred and Eighty Three Thousand Two Hundred and Twenty Eight (283,228) shares will be issued in the name of the Research Foundation of City University of New York.

B) MEDISCIENCE will make a cash payment of $85,045.00 representing 30% of the outstanding amount of $283,483.00 owed to the Research Foundation. Payment will be made by MEDISC1ENCE upon execution of this agreement. Failure to make this payment will render this agreement null and void.

C) MEDISCIENCE will grant a 5-year option to FOUNDATION or nominee to purchase 600,000 shares of MEDISCIENCE Common at $1.00 per share in exchange for cancellation of the remaining 45% of debt The parties agree that at anytime during this five year period MEDISCIENCE retains the right to tender the balance due FOUNDATION in cash as full payment canceling and voiding this option, FOUNDATION may exercise this option at anytime within the five year period beginning on the Effective Date of this Amended Agreement If FOUNDATION exercises its option, MEDISCIENCE 's right to tender the balance due is limited to the amount of the option unexercised by FOUNDATION.

D) The financial obligations established herein represent the full and entire understanding of the parties for all patents, patent applications, licenses and payments owed by virtue of any prior agreement or amendment thereto.

                              ARTICLE 6 REPORTS AND
                                     RECORDS

      6.1 MEDISCIENCE, on March 1 and September 1 of each year, shall deliver to FOUNDATION a true and accurate report of the business conducted by MEDISCIENCE and any sub-licensee MEDISCIENCE executes during the preceding six (6) month period under this Agreement Such report shall include at least the following:

            (a) Total number of unite of Licensed Product sold or licensed, and price per unit;
            (b) Discounts as defined in the definition of Net Sales in paragraph 1,3; and
            (c)   Total Royalties and payments due,

      6.2 Simultaneously with the delivery of the report described in 6.1, MEDISCIENCE shall pay to FOUNDATION the Royalties, if any, due for the period covered by such report. If no Royalties are due, it shall be so reported.

      6.3 MEDISCIENCE shall keep full, true and accurate books of account containing all particulars, which may be necessary for the purpose of computing and verifying the amount payable to FOUNDATION by way of Royalty as aforesaid. Said books of accounts shall be kept at MEDISCIENCE'S principal place of business or the principal place of business of a division of MEDISCIENCE which is marketing the Licensed Products. Said books and the supporting data shall be open at all reasonable times, for five (5) years following the end of the calendar year to which they pertain, to the inspection of FOUNDATION'S Internal Audit Division and/or of an independent certified public accountant retained by FOUNDATION and/or a certified public accountant employed by FOUNDATION, for the purpose of verifying MEDISCIENCE's report required in 6.1 or compliance in other respects with this license. executes during the preceding six ($) month period under this Agreement Such report shall include at least the following:

            (d) Total number of unite of Licensed Product sold or licensed, and price per unit;
            (e) Discounts a$ defined in the definition of Net Sales in paragraph 1,3; and
            (f)   Total Royalties and payments due,

      6.4 Past due royalty amounts owed to Foundation by Mediscience pursuant to this Section 6 shall bear interest at the rate of 1% per month. If any audit pursuant to section 6.3 reveals an underpayment to Foundation of greater than ten percent 10% of the amount due then MEDISCIENCE shall further pay the reasonable and documented cost of such audit

                                    ARTICLE 7
                                    PATENTS

      7.1 MEDISCIENCE shall, with counsel selected by MEDISCIENCE and reasonably acceptable to FOUNDATION, prepare, apply for, seek prompt issuance of, and maintain during the term of this Agreement the patents/patent applications listed in Attachment A in the United States The preparation, and to provide comments to FOUNDATION with respect to the preparation, filing and prosecution of tie patents which comments shall be given due consideration by FOUNDATION in connection with the foregoing, MEDISC1ENCE shall keep FOUNDATION fully informed as to the Status of patent matters described in this Article, including without limitation, by providing FOUNDATION the opportunity, as far in advance of filing dates as possible, to fully review extensions. comment on any documents which will be tilted in any patent office, and providing FOUNDATION copies of any substantive documents that MEDISCIENCE receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examination, oppositions or requests for patent term prosecution, filing, fifing jurisdiction and maintenance of the Patents/patent applications in "Attachment A" shall be the primary responsibility of MED1SC1ENCE.

      7.2 MEDISCIENCE, with Foundation's assistance will secure and maintain a copy file of ail the Patents and Patents Pending reflected in "Attachment A" from the patent attorney of record including but not limited to documents of preparation, prosecution, filing, and all amendments and ail other necessary patent maintenance documents whatsoever filed with the Patent office. Such copy file shall be available to FOUNDATION in the ordinary course of business. MEDISCIENCE shall supplement such file with necessary material as requested.

                                    ARTICLE 8

                       UNLICENSED ACTIVITY AND NFRINGEMENT

      8.1 FOUNDATION and MEDISCIENCE shall promptly inform the other in writing of any infringement of the patents/ patent application or other proprietary technology by a third party and provide available legal evidence of infringement

      8.2 If within thirty (30) days after notification of alleged infringement MEDISCIENCE has not been successful in persuading the alleged infringer to desist and is not diligently prosecuting an infringement action or if MEDISCIENCE notifies FOUNDATION of its intent not to bring action against the alleged infringer. FOUNDATION may, but is not obligated to, bring action at its own expense and may us(C) the name of MEDISCIENCE as party plaintiff.

      8.3 In any suit involving the enforcement or defense of the rights relating to the technology or the patents, the other party hereto agrees, at the request and expense of the party initiating such suit, to cooperate in all respects and to have its employees and/or its patent attorney with all necessary records, patent office memorandum and law office work product testify when requested and to make available relevant records, papers, information, samples, specimens and the like,

      8.4 No settlement or consent Judgment or other voluntary final disposition of an enforcement and/or defense suit initiated by either party to the Agreement-may be entered into without the consent of the other, which consent WHS not be unreasonably withheld.

      8.5 In the event a declaratory judgment action alleging invalidity or non-infringement of the technology or patents is brought against MEDISCIENCE, MEDISCIENCE Shall have the right to defend itself with counsel of its choosing, but FOUNDATION reserves the right to retain its own counsel, at its own expense, to work with MEDISCIENCE and FOUNDATION'S counsel in the joint defense of such action, and MEDISCIENCE shall cooperate with FOUNDATION and FOUNDATION'S counsel in such effort. FOUNDATION shall not be liable for any losses incurred as the result of an jetton alleging invalidity or infringement brought against MEDISCIENCE as the result of any right granted under this Agreement.

      8.6 The cost of any infringement action commenced or defended solely by FOUNDATION shall be borne by FOUNDATION. Recoveries or reimbursements from such action shall first be applied to reimburse FOUNDATION for its actual costs incurred in connection with such action. Any remaining recoveries shall be allocated in accordance with 4.1 (a) and (b) with the exception that punitive damage recovery shall be allocated between MEDISCIENCE and FOUNDATION, equally.

      8.7 The cost of any infringement action commenced or defended by MEDISCIENCE shall be borne by MEDISCIENCE. MEDISCIENCE, however, may withhold royalties in any given calendar year and apply the same towards reimbursement of its expenses and any recovery of damages by MEDISCIENCE from any such suit shall be applied first in satisfaction of any un-reimbursed expenses and legal fees of MEDISCIENCE relating to the suit or settlement thereof, and the balance of such recovery shall be allocated in accordance with 4.1
            (a) and (b) with the exception that punitive damage recovery shall be allocated between Foundation and MEDISCIENCE, equally.

                                    ARTICLES
                                CONFIDENTIALITY

      9.1   MEDISCIENCE  hereby  acknowledges  and  agrees  that the  Technology
            "Attachment A" constitutes and contains valuable proprietary information of FOUNDATION, embodying substantial creative efforts and confidential information, ideas, and expressions. Accordingly, MEDISCIENCE agrees to treat (and take precautions to ensure that its employees treat) the Technology as confidential in the same manner it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection of confidential information),

            FOUNDATION  hereby  acknowledges  and  agrees  that  the  FOUNDATION
            Technology (see 1.4 (G) and (H) above) constitutes and contains valuable proprietary information of FOUNDATION embodying substantial creative efforts and confidential information, ideas, grid expressions. Accordingly, FOUNDATION agrees to treat (and take precautions to ensure (hat its employees treat) the Technology as confidential in the same manner it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection Of confidential information

      9.2 FOUNDATION acknowledges that the unauthorized use, transfer or disclosure of the technology or copies thereof will

            (i) substantially diminish the value to MEDISCIENCE of the proprietary interests that are the subject of this Agreement;
            (ii) renders remedy at law for such unauthorized use, disclosure or transfer inadequate; and
            (iii) cause  irreparable  injury  in a  short  period  of  time,  if
                  MEDISCIENCE breaches any of its obligations with respect to the use or confidentiality of the , _ Technology, MEDISCIENCE shall be entitled to equitable relief to protect its interests therein, including, but not limited to, preliminary and permanent injunctive relief.

            MEDlSCiENCE acknowledges that the un-authorized use, transfer or disclosure of the FOUNDATION Technology or copies thereof (see 4.1
            (G) and (H) above) will
                    (I) substantially diminish the value to FOUNDATION of the proprietary interests that are the subject of this Agreement;
                    (ii) render FOUNDATION'S remedy at law for such unauthorized use, disclosure or transfer inadequate; and
                    (iii) cause irreparable injury in a short period of time. If FOUNDATION breaches any of its obligations with respect to the use or confidentiality of the Technology, FOUNDATION shall be entitled to equitable relief to protect its interests therein, including, but not limited to, preliminary and permanent injunctive relief.

      9.3 FOUNDATION'S and MEDISCIENCE's obligations under this Article 9 will survive the termination of this Agreement or of any license granted under this Agreement for whatever reason.

                                   ARTICLE 10
                                GOVERNMENT RIGHTS

      10.1 MEDISCIENCE understands that part, some or all the technology reflected in "Attachment A" may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relatives thereto. This Agreement Is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, if any. To the extent that there Is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement applicable law or regulation shall prevail. Distribution of the Technology to any government agency by MEDISCIENCE shall not be subject to the Royalty set forth herein.

                                   ARTICLE 11
                  NO LICENSOR WARRANTY; LIMITATION OF LIABILITY

      11.1 IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT THE TOTAL TECHNOLOGY IN Attachment A" IS FURNISHED BY FOUNDATION "AS IS" WITHOUT
            REPRESENTATION OR WARRANTY AS TO ACCURACY, APPLICABILITY, FREEDOM FROM INFRINGEMENT OF ANY PATENT RIGHTS, COPYRIGHT OR OTHER PROPRIETARY RIGHTS, OR THE RIGHTS OF THIRD PARTIES OR ANY OTHER
            WARRANTY OR REPRESENTATION. FOUNDATION HEREBY EXPRESSLY WAIVES ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR FREEDOM FROM INFRINGEMENT WITH RESPECT TO THE TECHNOLOGY.

            IN  NO  EVENT   WHATSOEVER   SHALL  FOUNDATION  BE  LIABLE  FOR  ANY
            CONSEQUENTIAL OR SPECIAL DAMAGES OR CLAIMS FOR LOST PROFITS.

                                   ARTICLE 12
                  FOUNDATION WARRANTY AND INDEMNITY; INSURANCE

      12.1 MEDISCIENCE shall be solely responsible for all warranties, express or implied, with respect to the Licensed Products utilizing "Attachment A" technology, and shall indemnify and hold harmless FOUNDATION, The City University of New York, City College, and each of their trustees, directors, officers, agents and employees from and against any dams, demands, or causes of action caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder to MEDISCIENCE by FOUNDATION, MEDISCIENCE 's sub-licensees, if any, its subsidiaries or their officers, employees, agents or representatives, including without limitation any claims, demands, or causes of action arising on account of MEDISCIENCE's modification or enhancement of the Technology, and shall assurme and pay all damages, liabilities, or costs {including reasonable attorneys' fees) resulting from, based upon or arising in connection therewith, unless it can be shown that such claims resulted fnorn the lack of full disclosure by, and/or negligence on the part of the FOUNDATION, The City University of New York, its officers, directors, agents or employees.

      12.2 Without limitation on FOUNDATION'S obligations as aforesaid, prior to the initiation of marketing activity by MEDISCIENCE MEDISCIENCE, at its own cost and expense, shall maintain comprehensive products liability insurance with an insurer of recognized responsibility protecting FOUNDATION against any and all claims and liabilities for injury or damage to persons or property or for loss of life or of property caused by or resulting from the Licensed Products with a policy limit of no less than one million dollars (U.S. $1,000,000) per occurrence and shall provide FOUNDATION promptly with evidence thereof prior to initiation of such activity. MEDISCIENCE shall have FOUNDATION, The City University of New York, protected as additional named insured under such policy and shall provide FOUNDATION with copy of such policy.

                                   ARTICLE 13
                                   ASSIGNMENT

      13.1 MEDISCIENCE may not assign or otherwise transfer this Agreement and the rights granted herein relative to Foundation patents and patent applications reflected in "Attachment A" without the prior written consent of the FOUNDATION, such consent not to be un-reasonably withheld

      13.2 MEDISCIENCE may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder per "Attachment A* so long as such a sale or other transfer is accompanied by

            a.    a sale or other transfer of MEDISClENCE's ENTIRE BUSINESS or

            b. Sate or other transfer of that part of MEDISClENCE's business to which the license of "Attachment A". patents and patent applications granted hereby relates.

            c. MEDISClENCE' may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder if such assignment or transfer is accompanied by the transfer of the rights to manufacture, use, make, have made, offer for sate, and/or market the "Attachment A" technology as a LICENSED PRODUCT, and such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement, in which event, MEDISClENCE' shall be released of liability hereunder..

            d. MEDISCIENCE shall give FOUNDATION sixty (60) days prior written notice of such proposed assignment and transfer. Upon such assignment or transfer of Agreement by such assignee or transferee, the term MEDISCIENCE as used herein shall include such assignee or transferee.

                                   ARTICLE 14
                              TERM AND TERMINATION

      14.1 The term of this Agreement shall commence on the Effective Date and continue until the expiration of the last to issue patent "Attachment A" and any allowable extensions under the law, whichever is longer, unless earlier terminated in accordance with paragraph
            14.2 below.

      14.2  Either  party  hereto  shall  have  the  right  to  terminate   this
            Agreement, immediately by written notice to the other party in any of the following events:

            (a) If the other party becomes insolvent, is adjudged a bankrupt or becomes the subject of dissolution, liquidation or bankruptcy proceedings, whether voluntarily or involuntarily. or applies for judicial or extra-judicial settlement with creditors, makes an assignment for the benefit of creditors, or otherwise discontinues business; or

            (b) If the other party is in breach of any of the terms, conditions or representations of this Agreement and the breaching party shall fall to remedy such breach to the satisfaction of the breaching party within thirty (30) days from the date of written notice by the party claiming the breach.

      14.3 Termination of this Agreement by either party shall be without prejudice to any other rights or remedies that either party may have by virtue of any breach of the terms of this Agreement In the event of termination of this Agreement for any reason, MEDISCIENCE shall promptly account for and pay Royalties accrued up to the date of such termination, Within ten (10) days after termination of this Agreement, MEDISCIENCE shall cease and desist all use of the Foundation "Attachment A" Technology and shall either (a) return ail Licensed Products in MEDISCIENCE 's possession or under its control or (b) provide evidence of the disposal of si such products.

                                   ARTICLE 15
                                   USE OF NAME

      15.1 MEDISCIENCE shall not use the name or any logo, seal. Trademark, trade name or other proprietary mark of FOUNDATION, The City University of New York, or City College, nor any adaptation thereof, for advertising, promotion or sales, without prior written consent obtained from FOUNDATION in each case, except that MEDISCIENCE may state that it is licensed by FOUNDATION as is provided by this Agreement MEDISCIENCE shall not Issue any press release with respect to this Agreement without the prior approval of FOUNDATION, such approval not to be unreasonably withheld the terms of Article 15 shall not apply to or in any way limit required SEC 8-K, 10-K and related required disclosures of Material Event filings by MEDISCIENCE-

      15.2  Where  FOUNDATION or CUNY issue press  releases that refer to patent
            material   reflected  in  "Attachment   A*   MEDISCIENGE   shall  be
            "identified appropriately.

                                   ARTICLE 16
               UNITED STATES GOVERNMENT EXPORT CONTROL REGULATIONS

      16.1 FOUNDATION warrants and represents that it does not intend to, nor will, directly or indirectly, export or transmit the Technology or Licensed Products, in whole or in part, or any related technical information or materials, to any country in which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written approval, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS


      17.1  Governing  Law.  This  Agreement   shall  be  construed,   governed,
            --------------
            interpreted and applied in accordance with the laws of (fie State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted,

      17.2  Entire  Agreement. This Agreement constitutes  the entire  agreement
            -----------------
            between tie parties and where conflicting, supercedes any and alt prior agreements relative to the premises contained herein concerning the subject matter hereof and cannot be changed or terminated orally. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the parties hereto. There are no representations or warranties other than as expressly stated herein.

      17.3  No Waiver. The failure of either party hereto at any time to require
            ---------
            performance by the other party of any provision of this Agreement shall not affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not constitute a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement

      17.4  Arbitration.  All  disputes  arising  out  of  or  related  to  this
            -----------
            Agreement that cannot be settled amicably shall be settled by final and binding arbitration under the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association by three (3} qualified arbitrators one of which shall come from the investment banking community, unless the parties otherwise agree to have a single arbitrator, appointed in accordance with the Rules. The place of such arbitration shall be New York, New York, and the arbitrators shall apply Federal and the law of the State of New York. The arbitration proceedings, results and any award shall be maintained by the parties as confidential,

      17.5  Severability. The provisions of this Agreement are severable, and in
            ------------
            the event that any provisions of this Agreement are determined to be Invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforcability of the remaining provisions hereof.

      17.6  No Partnership. This Agreement 'does not constitute and shall not be
            --------------
            construed as constituting a partnership or joint venture between MSDISCIENCE and FOUNDATION, Neither party shall have any right to obligate or bind the other party in any manner whatsoever.

      17.7  Payment Notice. Any payment,  notice or other communication pursuant
            --------------
            to this license shall be sufficiently made or given on the date of mailing if sent to such party by U.S. mail, postage prepaid, Certified or registered, return receipt requested, or by overnight courier, addressed to it at its address below or as it shall designate by written notice given to the other party;

            To FOUNDATION:
            Mr. Frederick Chin
            Director of Grants & Contracts
            The Research Foundation of CUNY
            555 West 57th Street
            New York, N,Y. 10019

            To  MEDISCIENCE:

            Peter Katevatis Esq.
            Chairman
            Mediscience Technology Corporation
            1235 Folkstone Way
            Cherry Hill, NJ 08034

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Agreement the date first above written.


THE RESEARCH FOUNDATION OF THE CITY UNIVERSITY OF NEW YORK
BY: /s/ Edward Kile
    ---------------
    Edward Kile
TITLE: Chairman

MEDSCIENCE
BY:/s/ Peter Katevatis, June 10, 2002
   ----------------------------------
   Peter Katevatis

                                  ATTACHMENT A

Medical Diagnostic Optical technology

      1. #5,042,494, August 27, 1991, Method and Apparatus for Detecting Cancerous Tissue using Luminescence Excitation Spectra, R. R. Alfano.

      2. #5,131,398, July 21, 1992, Method and Apparatus for Distinguishing Cancerous Tissue from Benign Tumor Tissue, Benign Tissue or Normal Tissue using Native Fluorescence, R. R. Alfano, B. Das, G. Tang.

      3. #5,261,410, November 16, 1993, Method for determining if a Tissue is a Malignant Tumor Tissue, a Benign Tumor Tissue, or a Normal Benign Tissue using Raman Spectroscopy, R. R. Alfano, C.-H. Liu, W. S. Glassman.

      4. #5,293,872, March 15, 1994, Method for Distinguishing between Calcified Atherosclerotic Tissue and Fibrous Atherosclerotic Tissue or Normal Cardiovascular Tissue Using Raman Spectroscopy, R. R. Alfano, C. H. Liu

      5. #5,348,018, September 20, 1994, Method for determining if Tissue is Malignant as opposed to Non-Malignant using Time-Resolved Fluorescence Spectroscopy, R. R. Alfano, A. Pradhan, G. C. Tang, L. Wang, Y. Budansky, B. B. Das.

      6. #5,413,108, May 9, 1995, Method and Apparatus for Mapping a Tissue Sample for and Distinguishing Different Regions thereof based on Luminescence Measurements of Cancer-indicative Native Fluorophor, R.
            R. Alfano.

      7. #5,467,767, November 21, 1995, Method for Determining if Tissue is Malignant as opposed to Non-Malignant using Time-resolved Fluorescence Spectroscopy, R. R. Alfano, Asima Pradhan, G. C. Tang,
            L. Wang, Y. Budansky, B. B. Das.

      8. #5,635,402, June 3, 1997. Technique for Determining whether a Cell is Malignant as opposed to Non-malignant using Extrinsic Fluorescence Spectroscopy, R. R. Alfano, Cheng H. Liu, Wei L. Sha, Yury Budansky.

      9. #5,769,081, June 23, 1998, Method for Detecting Cancerous Tissue using Optical Spectroscopy and Fourier Analysis, R. R. Alfano, A. Katz, Y. Yang.

      10. #5,849,595, December 15, 1998, Method for Monitoring the Effects of Chemotherapeutic Agents on Neoplasmic Media, R. R. Alfano, G. C. Tang, S. P. Schantz.

      11. #5,983,125, November 9, 1999, Method and apparatus for in vivo examination of subcutaneous tissues inside an organ of a body using optical spectroscopy, R. R. Alfano, Y. Budansky.

      12. #6,006,001, December 21, 1999, Fiber optic assembly useful in optical spectroscopy, R. R. Alfano, S. Demos, G. Zhang.

      13. #6,080,584, June 27, 2000, Method and apparatus for detecting the presence of cancerous and precancerous cells in a smear using native fluorescence spectroscopy, Robert R. Alfano, Singaravelu Ganesan, and Yury Budansky.

      14. #6,091,985, July 18, 2000, Detection of cancer and precancerous conditions in tissues and/or cells using native fluorescence excitation spectroscopy, Robert R. Alfano, Singaravelu Ganesan, Alvin Katz, Yang Yuanlong.

Optical Imaging for Medical Purposes

      1. #5,371,368, December 6, 1994, Ultrafast Optical Imaging of Objects in a Scattering Medium, R. R. Alfano, P. P. Ho, L. Wang.

      2. #5,625,458, April 29, 1997, Method and System for Imaging Objects in Turbid Media using Diffusive Fermat Photons, R. R. Alfano, A. Y. Polishchuk.

      3.    #5,644,429, July 1, 1997 (see #5,371,368),  2-Dimensional Imaging of
            Translucent  Objects in Turbid  Media,  R. R.  Alfano,  P. P. Ho, X.
            Liang.

      4. #5,710,429, January 20, 1998, Ultrafast Optical Imaging of objects in or Behind Scattering Media, R. R. Alfano, Feng Liu, Q. Z. Wang P. Ho, L. M. Wang, X. Liang.

      5. #5,719,399, February 17, 1998, Imaging and Characterization of Tissue based upon the Preservation of Polarized Light transmitted therethrough, R. R. Alfano, S. G. Demos.

      6. #5,799,656, September 1, 1998, Optical Imaging of Breast Tissues to enable the Detection therein of Calcification Regions Suggestive of Cancer, R. R. Alfano, P. P. Ho, L. Wang, X. Liang, P. Galland.

      7. #5,813,988, September 29, 1998, Time Resolved Diffusion Tomographic Imaging in Highly Scattering Turbid Media, R. R. Alfano, W. Cai, F. Liu, M. Lax, Bidyut B. Das.

      8. #5,847,394, December 8, 1998, Imaging of Objects Based upon the Polarization or Depolarization of Light, R. R. Alfano, S. G. Demos.

      9. #5,931,789, August 3, 1999, Time-resolved diffusion tomographic 2D and 3D imaging in highly scattering turbid media, Robert R. Alfano, Wei Cai, Feng Liu, Melvin Lax.

      10. # 6,208,886 B1, March 27, 2001, Non-linear optical tomography of turbid media, Robert R. Alfano, Yici Guo, Feng Liu, Ping Pei Ho.

      11. # 6,215,587, April 10, 2001, Microscope imaging inside highly scattering media, Robert R. Alfano, Gordon Anderson, Feng Liu.